SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2016

RLJ LODGING TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-35169	27-4706509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3 Bethesda Metro Center Suite 1000 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

(301) 280-7777
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

Revolver and Five Year Term Loans

On April 22, 2016, RLJ Lodging Trust (the “Company”), as parent guarantor, and RLJ Lodging Trust, L.P., the Company’s operating partnership (the “Operating Partnership”), as borrower, entered into a Second Amended and Restated Credit Agreement (the “Amended Credit Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent, and the other lenders party thereto.  The Amended Credit Agreement amends and restates in their entirety (i) that certain Amended and Restated Credit Agreement, dated as of November 20, 2012 (the “Original Credit Agreement”), among the Company, the Operating Partnership, Wells Fargo, as administrative agent and a lender, and the other lenders party thereto, as amended, and (ii) that certain Term Loan Agreement, dated as of August 27, 2013 (the “Original 2013 Term Loan Agreement”), among the Company, the Operating Partnership, Wells Fargo, as administrative agent and a lender, and the other lenders party thereto, as amended.

The Amended Credit Agreement (x) increases the capacity of the Operating Partnership’s unsecured revolving credit facility (the “Revolver”), from $300 million to $400 million, and extends the Revolver’s maturity date to April 22, 2020, with a one year extension option, which may be exercised by the Operating Partnership upon the satisfaction of certain conditions set forth in the Amended Credit Agreement, (y)  re-evidences the Operating Partnership’s existing $400 million unsecured term loan with a scheduled maturity date of March 20, 2019, which was previously drawn under the Original Credit Agreement (the “Tranche A-1 Term Loan”), and (z) extends the maturity date of the Operating Partnership’s $400 million unsecured term loan (the “Tranche A-2 Term Loan”) to April 22, 2021.  As of April 22, 2016, the Company had $11 million of borrowings outstanding under the Revolver and the entire $400 million under the Tranche A-1 Term Loan and the entire $400 million under the Tranche A-2 Term Loan, respectively, were outstanding.

The amount that the Operating Partnership may borrow under the Revolver generally is limited to the lesser of (i) the amount, if any, by which 60% of the value of an unencumbered pool of hotel properties that satisfy certain requirements (the “Unencumbered Pool”) exceeds (a) the aggregate amount of unsecured indebtedness of the Company and its subsidiaries on a consolidated basis minus (b) unrestricted cash and cash equivalents of the Company and its subsidiaries in excess of $25 million and (ii) the total revolving commitment under the Revolver, which currently is $400 million.  The value of the Unencumbered Pool (the “Unencumbered Asset Value”) is determined according to the GAAP book value of the properties in the Unencumbered Pool that have been owned less than four full fiscal quarters and a capitalized net operating income value for all other properties in the Unencumbered Pool.  As of April 22, 2016, the entire $400 million amount of the Revolver was available for borrowings under the Amended Credit Agreement, less any amounts drawn on the Revolver as of such date.

The Operating Partnership has the option to increase each of the revolving loan commitment, the total Tranche A-1 Term Loan amount and the total Tranche A-2 Term Loan amount under the Amended Credit Agreement to $600 million, respectively, subject to certain conditions, including obtaining commitments from any one or more lenders, whether or not currently party to the Amended Credit Agreement, to provide such increased amounts.  The Amended Credit Agreement also permits the Operating Partnership to utilize up to $30 million of the available revolving loan commitment under the Revolver for the issuance of letters of credit and includes swingline loan capacity for up to $40 million in same day borrowings.

Borrowings under the Amended Credit Agreement will, subject to certain exceptions, bear interest, at the Operating Partnership’s election, at a per annum rate of (i) in the case of the Revolver, (a) LIBOR plus a margin ranging from 150 to 225 basis points or (b) a base rate plus a margin ranging from 50 to 125 basis points, in each case, with the margin depending on the total leverage ratio of the Company and its subsidiaries, (ii) in the case of the Tranche A-1 Term Loan, (a) LIBOR plus a margin ranging from 155 to 230 basis points or (b) a base rate plus a margin ranging from 55 to 130 basis points, in each case, with the margin depending on the total leverage ratio of the Company and its subsidiaries and (iii) in the case of the Tranche A-2 Term Loan, (a) LIBOR plus a margin ranging from 145 to 220 basis points or (b) a base rate plus a margin ranging from 45 to 120 basis points, in each case, with the margin depending on the total leverage ratio of the Company and its subsidiaries.  An unused commitment fee of 20 or 30 basis points, depending on the amount of borrowings under the Revolver, accrues on unused portions of the Revolver.

In the event that the Company’s or the Operating Partnership’s long-term senior unsecured non-credit enhanced debt receives an investment grade credit rating (an “Investment Grade Rating”) and following the Operating Partnership’s election (the “Investment Grade Pricing Election”), borrowings under the Revolver and the Tranche A-2 Term Loan will, subject to certain exceptions, bear interest, at the Operating Partnership’s election, at a per annum rate of (i) in the case of the Revolver, (a) LIBOR plus a margin ranging from 87.5 basis points to 155 basis points, or (b) a base rate plus a margin ranging from 0 basis points to 55 basis points, in each case, with the actual margin determined according to such credit rating then in effect and (ii) in the case of the Tranche A-2 Term Loan, (a)

LIBOR plus a margin ranging from 90 basis points to 175 basis points, or (b) a base rate plus a margin ranging from 0 basis points to 75 basis points, in each case, with the actual margin determined according to such credit rating then in effect. Following the Investment Grade Pricing Election and in lieu of the unused commitment fee, a facility fee ranging from 12.5 basis points to 30 basis points, depending on such credit rating then in effect, accrues on the total commitment under the Revolver, regardless of usage.

Amounts owing under the Amended Credit Agreement are guaranteed by the Company and subject to certain exceptions, each subsidiary of the Company that owns a property included in the Unencumbered Pool or directly or indirectly owns a subsidiary that owns a property included in the Unencumbered Pool, and certain other subsidiaries that are not otherwise prohibited from providing such guaranty (collectively, the “Subsidiary Guarantors”), pursuant to a Second Amended and Restated Guaranty (the “Amended Credit Agreement Guaranty”).  Subject to certain conditions and exceptions, upon achieving an Investment Grade Rating, the Subsidiary Guarantors will be released from the Amended Credit Agreement Guaranty.

The proceeds of borrowings under the Revolver may be used by the Operating Partnership and the Company (a) for the payment of redevelopment and development costs incurred in connection with hotel properties owned by the Company and its subsidiaries, (b) to finance hotel acquisitions, (c) to finance capital expenditures, dividends and the repayment of debt of the Company and its subsidiaries, and (d) to provide for general working capital needs and for other general corporate purposes of the Company and its subsidiaries.

The Amended Credit Agreement requires, and the Operating Partnership’s ability to borrow under the Revolver will be subject to, ongoing compliance by the Company, the Operating Partnership and their subsidiaries with various affirmative and negative covenants, including with respect to liens, indebtedness, investments, dividends, mergers and asset sales.  In addition, the Amended Credit Agreement requires that the Company satisfy certain financial covenants, including:

•                  ratio of total debt (net of the amount of unrestricted cash and cash equivalents in excess of $25,000,000) to EBITDA of not more than 6.5 to 1.0 (the “Maximum Leverage Ratio”) (subject to a higher amount in certain circumstances at the election of the Operating Partnership);

•                  ratio of adjusted EBITDA to fixed charges of not less than 1.5 to 1.0;

•                  ratio of secured indebtedness to total asset value of no more than 45%;

•                  ratio of secured recourse debt to total asset value of not more than 10%;

•                  ratio of unsecured indebtedness (net of the amount of unrestricted cash and cash equivalents in excess of $25,000,000) to Unencumbered Asset Value of not more than 60%;

•                  ratio of adjusted net operating income of the Unencumbered Pool to Unsecured Interest Expense (as defined in the Amended Credit Agreement) of not less than 2.0 to 1.0; and

•                  tangible net worth of not less than approximately $2,028,022,484 (plus 75% of the net proceeds of any equity issuances after January 1, 2016, expect in certain circumstances where the proceeds are used for stock repurchases or the repayment of debt).

In the event that the Operating Partnership elects to increase the Maximum Leverage Ratio as described above, the applicable interest rate on all borrowings under the Amended Credit Agreement will increase by 35 basis points for a six-month period following such election.

The Amended Credit Agreement includes customary representations and warranties of the Company and the Operating Partnership, which must continue to be true and correct in all material respects as a condition to future draws under the Revolver.  The Amended Credit Agreement also includes customary events of default, in certain cases subject to customary periods to cure, following which the lenders may accelerate all amounts outstanding under the Amended Credit Agreement.

The foregoing summary of the Amended Credit Agreement and the Amended Credit Agreement Guaranty is qualified in its entirety by reference to the Amended Credit Agreement and the Amended Credit Agreement Guaranty, copies of which are attached as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated herein by reference.

Seven Year Term Loan

On April 22, 2016, the Company, as parent guarantor, the Operating Partnership, as borrower, and the Subsidiary Guarantors entered into a Fourth Amendment to Term Loan Agreement and First Amendment to Guaranty (the “Amendment”) with Wells Fargo, as administrative agent, and the other lenders party thereto.  The amendment amends the Term Loan Agreement, dated as of November 20, 2012 (as amended, the “Term Loan Agreement”), which provides for an unsecured term loan of $225 million with a scheduled maturity date of November 20, 2019 (the “Seven Year Term Loan”).

The Amendment provides, among other things, for:

•                  the Seven Year Term Loan, subject to certain exceptions, to bear interest, at the Operating Partnership’s election, at a per annum rate of (a) LIBOR plus a margin ranging from 205 to 300 basis points or (b) a base rate plus a margin ranging from 105 to 200 basis points, in each case, with the margin depending on the total leverage ratio of the Company and its subsidiaries, which interest rate is subject to an increase by 35 basis points for a six-month period under the same circumstances as provided for in the Amended Credit Agreement; and

•                  certain conforming amendments to the representations and warranties, affirmative, negative and financial covenants and events of default contained in the Term Loan Agreement consistent with the terms of the Amended Credit Agreement.

Amounts owing under the Term Loan Agreement, as amended by the Amendment, are guaranteed by the Company and subject to certain exceptions, each subsidiary of the Company that owns a property included in the Unencumbered Pool or directly or indirectly owns a subsidiary that owns a property included in the Unencumbered Pool, and certain other subsidiaries that are not otherwise prohibited from providing such guaranty.

Except as amended by the Amendment, the remaining terms of the Term Loan Agreement remain in full force and effect. The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.3 hereto, and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  The following exhibits are filed as part of this report:

Exhibit Number	Description

10.1

Second Amended and Restated Credit Agreement, dated as of April 22, 2016, by and among RLJ Lodging Trust, L.P., RLJ Lodging Trust, Wells Fargo Bank National Association, as Administrative Agent and a lender, and the other agents and lenders party thereto.

10.2

Second Amended and Restated Guaranty, dated as of April 22, 2016, by and among RLJ Lodging Trust, certain subsidiaries of RLJ Lodging Trust party thereto and Wells Fargo Bank National Association, as Administrative Agent.

10.3

Fourth Amendment to Term Loan Agreement and First Amendment to Guaranty, dated as of April 22, 2016, by and among RLJ Lodging Trust, L.P., RLJ Lodging Trust, certain subsidiaries of RLJ Lodging Trust party thereto, Wells Fargo Bank National Association, as Administrative Agent and a lender, and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLJ LODGING TRUST

Date: April 28, 2016	By:	/s/ Thomas J. Baltimore, Jr.
Thomas J. Baltimore, Jr.
President and Chief Executive Officer

EXHIBIT LIST

Exhibit Number	Description

10.1

Second Amended and Restated Credit Agreement, dated as of April 22, 2016, by and among RLJ Lodging Trust, L.P., RLJ Lodging Trust, Wells Fargo Bank National Association, as Administrative Agent and a lender, and the other agents and lenders party thereto.

10.2

Second Amended and Restated Guaranty, dated as of April 22, 2016, by and among RLJ Lodging Trust, certain subsidiaries of RLJ Lodging Trust party thereto and Wells Fargo Bank National Association, as Administrative Agent.

10.3

Fourth Amendment to Term Loan Agreement and First Amendment to Guaranty, dated as of April 22, 2016, by and among RLJ Lodging Trust, L.P., RLJ Lodging Trust, certain subsidiaries of RLJ Lodging Trust party thereto, Wells Fargo Bank National Association, as Administrative Agent and a lender, and the other lenders party thereto.